As filed with the Securities and Exchange Commission on May 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

NUBURU, INC.

(Exact name of Registrant as specified in its charter)

Delaware	85-1288435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7442 S Tucson Way, Suite 130

Centennial, CO 80112

Telephone: (720) 767-1400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alessandro Zamboni

Executive Chairman

7442 S Tucson Way, Suite 130

Centennial, CO 80112

Telephone: +39 3351824956

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy Bowler

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, CO 80202-3921

Tel: (303) 295-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2025

Preliminary Prospectus

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

From time to time, we may offer and sell, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100 million.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock, par value of $0.0001 per share (the “Common Stock”) is listed on the NYSE American under the symbol “BURU.” On May 8, 2025, the last reported sale price of our common stock was $0.1448 per share as reported on NYSE American. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

As of May 8, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $7.6 million, which was calculated based on 52,443,348 shares of our outstanding common stock held by non-affiliates and a price of $0.1448 per share, the last reported sale price for our common stock on May 8, 2025. During the 12 calendar month period that ends on and includes the date hereof, we have offered and sold $0 of shares of common stock pursuant to General Instruction I.B.6. of Form S-3. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we offer securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75.0 million.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 13 and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $100 million.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

MARKET AND INDUSTRY DATA

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable.

In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

TRADEMARKS

We use our registered trademark and trade name, such as NUBURU®, in this prospectus. This prospectus may also include trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, any other entity.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risk and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,”

“potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

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our ability to obtain required financing;
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our ability to maintain the listing of our common stock, par value of $0.0001 per share (the “Common Stock”) on a securities exchange;
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our ability to successfully implement key acquisitions;
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our success in retaining or recruiting, or changes required in, our officers, key employees, or directors, including the transition to a new management team in the first half of 2025;
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our public securities’ potential liquidity and trading;
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our ability to implement our announced business plan, including diversifying our assets;
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the fact that we have not achieved commercialization and our ability to achieve commercialization in the future;
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the outcome of any legal proceedings that may be instituted against us related to the Business Combination;
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existing regulations and regulatory developments in the United States and other jurisdictions;
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the need to hire additional personnel and our ability to attract and retain such personnel;
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our plans and ability to obtain, maintain, enforce, or protect intellectual property rights;
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our business, operations and financial performance, including:
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expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
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expectations regarding future acquisitions, partnerships, or other relationships with third parties;
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future business plans and growth opportunities;
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expectations regarding product development and pipeline;
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expectations regarding research and development efforts;
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expectations regarding market size;
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expectations regarding the competitive landscape;
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future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future; and
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other statements detailed under the section entitled “Risk Factors” in this prospectus.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus:

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our ability to obtain financing;
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our ability to meet NYSE American’s continued listing standards;
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our ability to protect our intellectual property;
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whether the market embraces our products and investments;
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whether we achieve commercialization in a timely manner;
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the outcome of any legal proceedings that may be instituted against us;
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our ability to retain or recruit key employees;
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costs related to being a public company;
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changes in applicable laws or regulations;
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the possibility that we may be adversely affected by economic, business, or competitive factors;
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volatility in the markets caused by geopolitical and economic factors; and

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other risks and uncertainties set forth in the section titled “Risk Factors” and in other sections of this prospectus.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business, financial condition, or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs and opinions, as applicable, on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

ABOUT NUBURU

Corporate History and Background

We were originally incorporated in Delaware on July 21, 2020 under the name “Tailwind Acquisition Corp.” as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), we consummated our initial public offering (the “IPO”). On January 31, 2023, we consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into our subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed our name to “Nuburu, Inc.,” and we became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries.

Overview

During 2024, our focus was on developing and delivering high-power, high-brightness blue laser technology with a broad range of high value applications that include welding and 3D printing, which is described in greater detail below. During the second quarter of 2024, we announced that we intend to diversify our asset base by investing in other businesses that include potential synergies with our existing business. In the fourth quarter of 2024, our senior secured lenders provided notice of default with respect to our outstanding secured indebtedness and initiated a foreclosure process with respect to our patent portfolio that served as collateral for our outstanding secured indebtedness (the “Foreclosure”). In the first quarter of 2025, such secured lenders completed the Foreclosure sale and obtained such patents in exchange for extinguishing our outstanding secured indebtedness, while we retained our non-patent intellectual property, including trade secrets and know-how. As a result of the Foreclosure, we are adjusting our laser business to focus on licensing and joint development within specific verticals, as described below. Also in the first quarter of 2025, we announced several acquisitions that are part of our previously announced strategy to diversify our assets and expand our business through acquisition, each of which is described in greater detail below.

Laser Business

Prior to the Foreclosure, Nuburu had approximately 220 granted and pending patents and patent applications globally, which included: blue laser applications such as welding, blue laser technologies, single mode blue laser technology, blue Raman laser technologies, addressable array technologies, and 3D printing using blue lasers. A fundamental physical characteristic is that metals absorb blue laser light better than infrared (“IR”) laser light. In the case of materials such as gold, copper, silver, and aluminum, the advantage of blue laser light is substantial. The better absorption results in substantial improvements in the quality of the part produced, the yield of parts during production and the speed at which the part can be produced. We believe that these characteristics are advantageous to users, whether upgrading existing manufacturing processes or enabling entirely new approaches to manufacturing through the use of blue laser systems.

During 2024, we shipped blue laser systems for applications including EV batteries, medical device production, large screen displays, and cell phone components. Following the Foreclosure, we anticipate licensing certain intellectual property, as well as using retained intellectual property primarily for purposes of product development specific to the defense industry.

Industry Background

Industrial markets have been a major focus for laser applications ever since the invention of the laser. In the early 1970s, lasers emerged as a useful source for cutting and welding. However, the material systems were limited to steel and other materials with low reflectivity given the long wavelengths of the Infrared Carbon Dioxide (IR CO2) lasers that were the mainstay of that era.

The first era was followed by the introduction of lamp-pump yttrium aluminum garnet (YAG) lasers in the late 1970s with a shorter wavelength and more compact size, which resulted in an expansion of applications into cutting, welding, and drilling. The lamp pumped lasers were superseded in the 1980s by the invention of diode pumped solid state lasers which offered higher efficiency and superior reliability.

However, the lamp pump lasers still had poor absorption in materials such as aluminum and copper given the IR wavelength of these lasers.

In the early 2000s, the fiber laser was introduced into the industrial laser market and offered superior efficiency, reliability, and scalability than the diode pumped solid state lasers and was rapidly adopted because of its compact size. The fiber laser with its improved performance displaced the CO2 lasers in welding and ushered in a new era for additive manufacturing (3D printing).

Key Trends

Over time, manufacturing operations have begun to integrate lasers into material processing applications. In addition to such long-standing trends of manufacturing ecosystems in converting to superior production technologies, there are two global macro trends that we believe will serve as powerful tailwinds driving growth in the market for laser systems, including (i) energy de-carbonization and electrification and (ii) supply chain improvements and manufacturing reshoring. Nuburu believes both of these trends will serve as drivers to the attractiveness and adoption of blue laser products.

With respect to the trend of energy de-carbonization and electrification, many nations with large economies have announced and begun implementing, in varying degrees, energy policies directed at decreasing carbon emissions. The paths to executing these policies include increasing the electrification of certain modes of transportation. We expect to benefit from this trend, as key applications of laser technology are included in these policies.

There is also a global trend towards making supply chain improvements and reshoring manufacturing to domestic production. The COVID-19 pandemic, and the related widespread lockdowns, combined with global military actions, exposed vulnerabilities and weaknesses in global supply chains across an array of products. This has led companies and governments to reconsider their existing supply chains and has led to an uptick in business planning and policy-making that aims to relocate the manufacturing of key components and sub-assembly lines within domestic markets, closer to downstream assembly and manufacturing plants. Laser products offer meaningful solutions to this trend, as such technology can help provide the means to cost effectively produce parts on demand.

Key Advantages

Blue industrial laser provides the following key advantages:

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High energy process efficiency due to the high absorption of the blue laser light;
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Higher speed because there is no need for pre-heating;
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Greater part strength due to minimal voids;
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Lower electrical resistance due to minimal voids;
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Superior part quality due to lack of ejected material during the welding process; and
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Smaller part size as the blue laser can be focused on a tighter spot size.

Legacy Products

In 2017, Nuburu launched the world’s first commercially available high-power blue industrial laser, the Nuburu AO-150. This laser demonstrated the ability to weld the thin foils used in lithium-ion batteries.

In 2018, Nuburu launched the higher power AO-500 and additional supporting hardware, extending the range of applications for the blue industrial laser. A single blue industrial laser can perform multiple welds with straightforward adjustments of laser power and other parameters. This provides the direct advantage of high-quality connections produced at high speeds, and the indirect advantages associated with reduced production line footprint, and decreased maintenance and training costs.

In 2019, Nuburu was able to integrate the next generation of laser diodes into the AO-150 and AO-500 products producing 200 Watt and 650 Watts respectively, which enabled us to introduce the AO-200 and the AO-650.

Subsequently, an entirely new product design approach was adopted, focused on providing higher brightness and rapid scalability to multi-kilowatt (“kW”) power levels. This is the BLTMseries laser, where the beam quality has been improved by a factor of 3x and the output power of the base model has been upgraded to 250 Watts. Nuburu announced the commercial launch of the first laser in the NUBURU BLTM Series, the BL-250, in January 2023. BL-250 can serve as the base building block for additional products. For example, combining four BL-250 modules into a single laser system would allow for a product with over 1,000 Watts of continuous power.

In light of the Foreclosure, we are adapting our research and development to focus on strategic licensing and applications in the defense (including defense-related vehicles) space.

Manufacturing and Supply

Nuburu previously conducted manufacturing operations at a leased facility located in Centennial, Colorado. In light of the Foreclosure and change in business strategy, manufacturing operations have been discontinued and we are instead focused on licensing and joint development of our intellectual property, as well as outsourced production. We anticipate continuing existing underlying manufacturing and supply arrangements with respect to our recently announced agreements to acquire controlling interests in certain target entities.

Research and Development

Research

During 2024, we conducted research and development efforts on our laser technology for new products at our headquarters in Colorado. We anticipate coordinating future research and development through our partnerships and key subsidiaries.

Product Development

During 2024, Nuburu’s product development activities were focused on the BLTM product line, which consisted of a high brightness 250-Watt laser system. Nuburu focused on developing laser modules that are intended to be scalable. This modularity means that the system output power can be rapidly scaled from today’s single module system to a system that would encompass 16 modules and produce over 4-5kW of laser power. Nuburu designed all of the mechanical components and electronic components with system scalability in mind. This modular design approach means that the next generation of higher power products that are needed to address a broad market need can be rapidly and efficiently developed. Following the Foreclosure, Nuburu will shift its focus to laser applications specific to defense industry applications.

Competition

The laser system industry in which we have operated historically has significant price and technological competition. Mature competitors include Coherent, Inc., nLight, Inc., IPG Photonics Corporation, Laserline GmbH, Lumentum Holdings Inc., Raycus Fiber Laser Technologies Co., Ltd. and Trumpf SE + Co. KG, which are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition, which we do not have. Development-stage competitors include TeraDiode Inc. and others. A number of these competitors are seeking to improve conventional IR lasers or to develop new laser technologies, including blue laser technology. Competition includes not only companies providing conventional lasers, but also companies offering non-laser solutions. Examples of current technologies used or expected to be used as alternatives to conventional lasers include:

Infrared Fiber and Disc Lasers: Infrared lasers are the current predominant incumbent technology. However, when used on reflective material, the laser intensity must be increased to a level where the metal vaporizes, which creates spatter on the surface and pores in the weld itself. A higher intensity also results in a smaller spot size and smaller melt area. In order to increase the melt area a scan head is used to “wobble” the beam in a pattern on the workpiece. This technique still creates a weld with excessive porosity and spatter. In addition, the need for a scan head for wobbling increases weld time by up to 10x compared with blue and the capital cost of the scan head and driving software is substantial.

Infrared Fiber Ring Lasers: Another way to improve the absorption of infrared wavelength into reflective material is to increase the temperature of the material prior to welding. A specially developed custom fiber laser or processing head is used to produce a ring of laser light around the main processing beam. This enables pre-heating of the metal before the processing beam. This is still a keyhole process but with some reduction in the heat input. However, this method also produces spatter in the melt area and voids in the weld. This approach also increases the cost of the equipment, as additional power is required. In some cases, two lasers are used, which further increases costs. The resulting process relies on a very precise balance of power in the ring and core and can be difficult to maintain in a production environment. While the ring output approach can show acceptable results in thicker sections it still struggles in foil welding and fine feature applications.

Green Lasers: A more recent introduction in the laser market is the green laser, which can be generated from both a fiber laser and a solid-state laser by using a method called frequency doubling. A non-linear crystal is used to change the color of the laser from the IR to the green. These high-power green lasers are relatively new to the market and are still under evaluation by customers for 3D printing and welding applications. However, green lasers have significant drawbacks. While the wavelength is closer to blue and improvement in absorption is seen compared with IR lasers in typically reflective materials, the improvement is not as large as with blue. Typically, a 20% improvement in absorption is seen in blue compared with green. But the most significant drawback of green lasers is their complexity and poor electrical conversion efficiency. An optical technique known as “frequency doubling” is used to take the output of an IR laser and convert the output to green (i.e., a 2kW IR laser is used to make a 1kW green laser). This requires an additional process of putting the IR beam through a crystal. This is complicated, inefficient and the conversion crystal is considered a consumable, which requires frequent maintenance or replacement due to the deterioration of the non-linear crystals. These characteristics increase the capital and running costs for the manufacturer and also compromise the reliability of the green lasers.

Other Blue Lasers: In general, blue lasers based on an array of diodes in a bar produce lower brightness compared to individual devices because of the limitations of the spacing of the diodes on the bar array. In general, bar arrays thus result in a larger spot size or shorter standoff distance than could easily be achieved with individual devices such as our single chip approach used in our BLTM line of products.

In addition to the technical aspects outlined above, we believe principal competitive factors include technology capabilities, materials, process and application know-how, cost of operation, product reliability, and the ability to provide a full range of products to meet customer needs. We believe that our future success depends on our ability to provide high-quality products, introduce new products to meet evolving customer needs and market opportunities, and extend our technologies to new applications.

Government Regulation and Compliance

The products sold during 2024 are subject to regulations governing their safe operation. The lasers we produced are listed as Class IV lasers according to the U.S. Food and Drug Administration’s Center for Disease and Radiological Health (“CDRH”) and must meet all government guidelines for safe operation. Each laser system design must be registered with the CDRH prior to its release to the marketplace. Nuburu lasers also receive the CE mark (signaling that we have checked that our products meet applicable EU safety, health and environmental requirements) once they pass all of the CE certification testing on safety and radiofrequency emissions. This mark is required by most foreign countries.

Nuburu is also subject to the export regulations of the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”). We worked with BIS to classify the suite of products sold during 2024, and new products would be classified prior to being released. Nuburu also has established an export manual that clearly articulates our policies and procedures used to confirm that we are in compliance with applicable U.S. export regulations. All of our employees and distributors worldwide are required to confirm that they will adhere to these policies. Nuburu expects to update its policy and export manual from time to time to reflect any changes required by new export controls or developments in best practices.

Sales and Marketing

Given the size, complexity and value of our technology, products and services, our sales to date have come from long-term discussions between our management team and customers. Based on our experiences, approximate adoption timelines from first contact to first purchase order to range up to 18-24 months and require sales and marketing personnel with significant training and expertise. We anticipate significant changes to our sales and marketing programs in the future to align with our licensing and joint development strategy, along with our onboarding of key acquisitions.

Employees and Human Capital

As of March 31, 2025, Nuburu had 8 full-time employees. We view our human capital investments as crucial for our success; however, we have had to implement furloughs of employees during the year ended December 31, 2024 due to lack of funding as described in greater detail below. None of our employees are either represented by a labor union or subject to a collective bargaining agreement. We anticipate that in order to reach our strategic objectives, we will be required to recruit and retain additional management, human resources, accounting, finance, technical, engineering and sales personnel.

Recent Developments/Subsequent Events

Liquidity Constraints and Outstanding Obligations

We have not yet achieved commercialization and expect continued losses until we can do so. We must rely on capital from investors to support operations. From inception through December 31, 2024, we have incurred operating losses and negative cash flows from operating activities. For the year ended December 31, 2024, we incurred operating losses, including net losses of $34,515,754, and we had an accumulated deficit of $131,806,605 as of December 31, 2024. We anticipate that we will incur net losses for the foreseeable future and, even if we generate revenue, there is no guarantee that we will ever become profitable. Unless we are able to implement our Transformation Plan described below, these factors raise substantial doubt about our ability to continue as a going concern.

During 2024, management negotiated several funding agreements with multiple financing parties. Certain of these investors never fully performed their obligations under such agreements. As a result, we have not yet received the funding necessary to maintain operations. Given the lack of funding, management initiated measures designed to reduce costs, which included implementing a furlough of employees during the last two quarters of 2024. This significantly impacted commercialization and operations. In response to the furloughs and financing challenges, several employees resigned entirely. If we are unable to obtain additional financing through investments or strategic transactions, or otherwise implement our Transformation Plan, we will not be able to sustain operations and will need to consider alternatives, which could include a sale, liquidation, or dissolution of the business.

On March 5, 2025, Nuburu’s secured lenders concluded the previously disclosed Foreclosure sale, which resulted in the transfer of Nuburu’s patent portfolio to an affiliate of the senior secured lenders in exchange for a full discharge and extinguishment of Nuburu’s junior and senior secured notes. All of our long-term, secured indebtedness has now been eliminated through a combination of our conversion of outstanding indebtedness over the course of the last year and the discharge and extinguishment of debt resulting from the lender’s collateral sale.

Our remaining outstanding obligations include overdue payables incurred in the ordinary course, as well as our redemption obligations with respect to the outstanding Series A Preferred Stock, which will become payable at such time as we have funds legally available to pay such amounts.

Leased Facility

We are currently in default under the lease for our laser manufacturing facility and our landlord has obtained a default judgment in the amount of $409,278. See Legal Proceedingsbelow. We will not be able to continue operations at this facility unless and until we are able to negotiate an extension with the landlord. Further, the landlord may exercise all rights under contract and law with respect to a lessee in default and such lessee’s assets located on the premises. We are pursuing a replacement facility that is appropriate for our new business strategy.

2025 Funding Agreements

SFE EI

On January 13, 2025, we entered into a letter agreement with S.F.E. Equity Investments SARL (“SFE EI”), pursuant to which SFE EI agreed to engage in efforts and commit capital to finance our operations for the next twelve months pursuant to a business plan focused on building a stable foundation for the future business (the “Transformation Plan”). In connection with the Transformation Plan, the Company agreed to certain governance changes, including the appointment of Alessandro Zamboni as Executive Chairman.

Liqueous

As previously disclosed, in May of 2024, we entered into a Pre-Funded Warrant Purchase Program (the “Program”) pursuant to which from time-to-time Liqueous acquired pre-funded warrants issued by the Company, we periodically agreed to convert certain of our outstanding notes acquired by Liqueous from third-party holders, and in October of 2024, we entered into a master transaction terms agreement with Liqueous LP (the “Master Agreement”) that provided for: (i) an immediate capital infusion from Liqueous of $3 million at current market price; (ii) subsequent weekly capital infusions of $1,250,000 at market price until an additional $10 million was invested; (iii) the acquisition and conversion of certain outstanding notes; (iv) an adjustment to current market price of certain outstanding pre-funded warrants held by the Investor; and (v) the implementation of a $50 million equity line of credit (the “ELOC”) pursuant to which the Company could require the Investor to purchase common stock from time-to-time in the amounts and for the prices determined in accordance with the terms of the ELOC. In addition, in exchange for advancing $1 million in cash to the Company, the Company issued an 8% annual interest, unsecured promissory note (the “Liqueous Note”) to Liqueous with a principal amount of $1,053,824.

In settlement of disputes between the parties relating to the Master Agreement, on January 14, 2025, we entered into a settlement and mutual release agreement (the “Settlement”) with Liqueous pursuant to which the parties provided an immediate mutual release of claims and obligations and Liqueous agreed to provide us with payments for an aggregate of $1,000,000 in three installments, and a payment of $500,000 at such time as the parties were able to amend the terms of outstanding pre-funded warrants held by Liqueous to reflect current market price. Such payments were conditioned on the Company issuing all shares of common stock relating to all prior transactions under the Program.

In February and April of 2025, the Company amended the Settlement with Liqueous to provide for (i) the settlement of the Liqueous Note having the right to receive 9,090,959 shares of common stock, (ii) the modification of certain outstanding pre-funded warrants, resulting in the issuance of pre-funded warrants exercisable for 3,647,416 shares of common stock, and (iii) the modification of the remaining outstanding pre-funded warrants, resulting in the issuance of 9,360,888 shares of common stock. The pre-funded warrants described above have a term of 5 years and, because the exercise price for each pre-funded warrant is substantially paid by the purchaser upon acquisition, such warrants may be exercised for common stock in the future with a nominal exercise price payment.

Following the Settlement with Liqueous, as amended, the ELOC provided for under the Master Agreement with Liqueous will not be implemented and no additional equity will be sold to Liqueous, other than as set forth in the Settlement.

Indigo Capital

On March 3, 2025, the Company entered into the following transactions:

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in exchange for funding $1,500,000 of the Company’s obligations in connection with the previously announced transaction TCEI Acquisition, the Company issued to Indigo Capital LLC ("Indigo Capital") a $1,578,495 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a March 1, 2026 maturity date and a conversion price equal to a 20% discount to the lowest VWAP during the 5 days prior to the conversion date; and
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in exchange for the extinguishment of existing senior convertible notes of the Company held by Indigo Capital, the Company issued to Indigo Capital a $894,708 face amount unsecured, convertible note that bears no interest for so long as it is not in default, and has March 1, 2026 maturity date and a conversion price equal to 33.33% of the lowest VWAP during the 5 days prior to the conversion date.

On April 22, 2025, the Company entered into the following transactions:

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in exchange for a capital infusion of $1,350,000, the Company issued to Indigo Capital a $1,421,053 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
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in exchange for the extinguishment of an existing unsecured promissory note of the Company with a $2,003,097 face amount, the Company issued to Indigo Capital a $2,108,523 face amount unsecured, convertible note that bears no interest for so long as it is not in default, and has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

Issuances of common stock on conversion of such notes are limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The Company is obligated to register for resale the shares issuable upon conversion of the notes.

Acquisition Plan

TCEI Acquisition

On February 19, 2025, we entered into a commitment letter with Trumar Capital LLC to acquire through the acquisition of interests in TCEI S.a.r.l., a subsidiary formed to facilitate the transaction (“TCEI”): (i) a controlling interest in a defense-tech company that specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems; and (ii) a controlling interest in a software as a service ("SaaS") startup focused on operational resilience. Nuburu’s Executive Chairperson owns a controlling interest in the SaaS startup, and as a result, the proposed investment will be negotiated by, and authorized only with approval from, the independent board members, and will be subject to stockholder approval.

The defense-tech company's focus is on integrating its two business units: electronics and vehicles. It boasts over 30 years of experience in jamming and telecommunications, as well as the capability to produce a fully finished specialty vehicle, from design/engineering to physical realization (including both mechanical and electronic components). The ability to create tailor-made solutions based on the customer's needs is the defense-tech company's competitive advantage. Its products include (i) special vehicles for the defense industry, oil and mining industry, public transportation, electric minibus, Armored SUVs/vehicles, transformations on commercial vehicles, and lightweight fittings and (ii) RF / Counter IED (Improvised Explosive Devices) / Counter UAV-UAS (Unmanned Aircraft Systems) Jammers, system integrations, and CBRN (Chemical, biological, radiological, and nuclear defense) systems. It currently has approximately 155 employees around the globe.

The SAAS company focuses on an award-winning proprietary software platform and Operational Resilience (“OR”), which helps customers navigate an increasingly complex regulatory landscape and maintain a secure and stable operating environment, while improving compliance with applicable regulations and standards, and reducing the risk of business disruptions. The platform is a cloud-based SaaS solution that offers a suite of modules and features enabling businesses to achieve OR more efficiently and effectively. By leveraging the cloud, the platform is able to offer flexibility, scalability, and easy access for businesses of all sizes, sectors and geographies. The SAAS company has over 1,000 daily users from 19 customers of the platform, principally in the financial services sector, including banks, insurance providers, public administrators and telecommunications companies across Europe, the Middle East and South America. It currently has approximately 20 employees.

The anticipated investments will occur in stages. The first stage, which has been completed, involved the purchase of a 20% ownership interest in TCEI for an aggregate price of $1.5 million in cash plus $23.5 million in notes. Such notes carry a five-year maturity, a 10% annual interest rate, and a three-month grace period, followed by a monthly payment structure, and are cancellable if the full transaction does not close. The $1.5 million cash portion of the purchase price was provided by Indigo Capital LLC, to whom Nuburu issued a promissory note with a face amount of $1,578,495, maturity date of March 1, 2026, and conversion price equal to a 20% discount to the lowest VWAP during the 5 days prior to the conversion date. Our Executive Chairperson, as the owner of the Saas startup, received approximately $1,350,000 of the initial purchase price, $900,000 of which he loaned back to the Company to support the Company’s operations and capital requirements. Such loan has a maturity date of April 2026 and bears interest of 10%.

The second stage, which will require both stockholder and regulatory approval, will involve the investment in additional ownership interests, resulting in Nuburu (i) having a controlling interest in the target entities and (ii) issuing Common Stock in excess of 19.9% of its outstanding Common Stock as part of the purchase price. Nuburu would also receive rights to appoint directors for each target entity, consistent with its percentage of ownership in each entity.

We also agreed to issue 6,086,957 shares of common stock to SFE EI as consideration for SFE EI escrowing approximately $4.2 million in assets for purposes of guaranteeing our performance obligations in connection with the TCEI acquisition. Issuances to SFE EI may not exceed 19.9% of the outstanding Common Stock until approved by stockholders.

Consummation of the full TCEI acquisition is subject to continued due diligence, receipt of an acceptable valuation from a third-party valuation firm, regulatory approvals, and stockholder consent.

On March 31, 2025, we also entered into a Joint Pursuit Agreement with the defense-tech company to allow both parties to jointly develop and market certain defense-related vehicles and services in advance of closing the full TCEI acquisition.

SYME Strategic Investment

On March 14, 2025, we entered into an up to $5.15 million in aggregate convertible facility with Supply@ME Capital Plc (“SYME”), a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies. This investment in SYME is anticipated to be funded by SFE EI (in exchange for approximately $3 million of convertible notes issued by Nuburu to SFE EI), and upon conversion is expected to result in Nuburu holding a controlling interest in SYME. Following approval by SYME stockholders, the Financial Conduct Authority, and The Panel on Takeovers and Mergers (collectively, the “Approvals”), we may convert amounts outstanding under the facility into ordinary shares of SYME at a fixed conversion rate of £0.00003 per ordinary share, with conversion shares accompanied by a warrant to acquire one additional ordinary share of SYME for every two ordinary shares of SYME issued on any conversion, with an exercise price of £0.000039, as well as the ability to exercise on a cashless basis. The Company’s Executive Chairman is the founder and current Chief Executive Officer of SYME, and as a result, the proposed investment was negotiated and approved by the independent board members.

SYME and its operating subsidiaries provide its platform for use by manufacturing and trading companies to access inventory trade solutions, enabling their businesses to generate cashflow, through a non-credit arrangement and without incurring debt. This is achieved by their existing eligible inventory being added to the platform and then monetised through purchases by third-party inventory funders. The inventory to be monetised can include warehoused goods waiting to be sold to end-customers or goods that are part of a typical import/export transaction. As of September 20, 2024, SYME had a pipeline of approximately £391.0m and approximately 15 employees.

Future Acquisitions

If we are able to resolve our outstanding obligations and obtain acquisition funding, we plan to continue to acquire controlling interests in strategic targets in the future, with a goal of returning value to our stockholders through receipt of distributions from our controlled subsidiaries and the eventual sale or spin-off of such subsidiaries.

Available Information

Our internet address is https://nuburu.net. We will file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (and amendments to those reports), proxy and information statements and other information filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act with the SEC. The SEC maintains a website that contains reports, proxy and information statement, and other information regarding issuers that file electronically, which may be accessed through the SEC at http://www.sec.gov. Our reports, amendments thereto, proxy statements and other information are also made available, free of charge, on our investor relations website at https://ir.nuburu.net as soon as reasonably practicable after we electronically file or furnish such information with the SEC. The information contained on the websites referenced in this Annual Report on Form 10-K is not incorporated by reference into this filing. Further, our references to website URLs are intended to be inactive textual references only. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

Offerings Under This Prospectus

We may offer up to $100 million of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

The following descriptions of the Common Stock and certain provisions of our amended and restated certificate of incorporation (the “Certificate of Incorporation”), and amended and restated bylaws (“Bylaws”), are summaries and are qualified by reference to such documents (together the “Governing Documents”), copies of which have been filed as exhibits to the Company’s Annual Reports on Form 10‑K, as well as to the relevant provisions of the general corporation law of the state of Delaware (the “DGCL”).

Common Stock

We may issue shares of our Common Stock from time to time. Holders of our Common Stock are entitled to one (1) vote for each share held as of the applicable record date on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in our Governing Documents, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the votes cast at any meeting of the Company stockholders at which there is a quorum by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve any such matter voted on by stockholders. The Company’s Board of Directors (the “Board”) is divided into three (3) classes, each of which generally serve for a term of three (3) years with only one (1) class of directors being elected each year. The Company’s stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting power of the outstanding capital stock of the Company will be able to elect all of the directors.

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive ratably any dividends declared by the Company’s Board out of assets legally available. We have never paid cash dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Upon the liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our Board will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our Common Stock or exchangeable for our other securities. Conversion may be mandatory or at such holder’s option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of Common Stock or preferred stock in one or more series. We may issue warrants independently or together with Common Stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of Common Stock, preferred stock and/or warrants for the purchase of Common Stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10‑Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. The risks and uncertainties discussed in the foregoing are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks occur, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, hold as cash or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Holders of our Common Stock, par value $0.0001 per share, are entitled to one (1) vote for each share held as of the applicable record date on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in our Governing Documents, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the votes cast at any meeting of the Company stockholders at which there is a quorum by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve any such matter voted on by stockholders. The Board is divided into three (3) classes, each of which generally serve for a term of three (3) years with only one (1) class of directors being elected each year. The Company’s stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting power of the outstanding capital stock of the Company will be able to elect all of the directors.

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive ratably any dividends declared by the Company’s Board out of assets legally available. Upon the liquidation, dissolution or winding up of the Company, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Anti-Takeover Effects of the Company’s Certificate of Incorporation, Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, our Bylaws and the DGCL contain provisions as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s Board. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

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Issuance of undesignated preferred stock: Under the Certificate of Incorporation, the Company’s Board has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock. When shares of Preferred Stock are converted or otherwise required by the Company, they will be promptly retired and not be reissued as shares of such series, but rather will become authorized but unissued shares of undesignated preferred stock. The existence of authorized but unissued shares of preferred stock would enable the Company’s Board to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
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Classified board: The Certificate of Incorporation provides for a classified Board consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of the Company’s Board.
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Election and removal of directors and board vacancies: The Bylaws provide that directors will be elected by a plurality vote. The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, unless otherwise provided by resolution of the Company’s Board approved by at least a majority of the total authorized directorships, only the Company’s Board may fill vacancies and newly created directorships on the board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors. In addition, the number of directors constituting the Company’s Board may be set only by resolution adopted by a majority vote of the total authorized directorships. These provisions prevent stockholders from increasing the size of the Company’s Board and gaining control of the Company’s Board by filling the resulting directorships with their own nominees.
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Requirements for advance notification of stockholder nominations and proposals: The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.
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No written consent of stockholders: The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
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No stockholder ability to call special meetings: The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, only the chairperson of the Company’s Board, the chief executive officer, the president or the Company’s Board, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s Board, may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.
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Amendments to certificate of incorporation and bylaws: Any amendment to the Certificate of Incorporation is required to be approved by the Company’s Board, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s Board, as well as, if required by law or the Certificate of Incorporation, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of Section 3 of Article IV, Section 2 of Article V, Section 1 of Article VI, Section 2 of Article VI, Section 5 of Article VII, Section 1 of Article VIII, Section 2 of Article VIII, Section 3 of Article VIII or Article XI of the Certificate of Incorporation must be approved by not less than 66 2/3% of the voting power of the outstanding shares entitled to vote on the amendment, voting together as a single class. Any amendment to our Bylaws will be required to be approved by either the Company’s Board, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s Board, or a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of Article VIII of the Bylaws must be approved by not less than 66.7% of the outstanding shares entitled to vote on the amendment.

These provisions are designed to enhance the likelihood of continued stability in the composition of the Company’s Board and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Delaware General Corporation Law Section 203

As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in a “business combination” (as defined in the statute) with an “interested stockholder” (as defined in the statute) for a period of three (3) years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination or the transaction by which the applicable stockholder became an interested stockholder is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the voting power of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with certain mergers, consolidations or conversions of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger, consolidation or conversion will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, if certain conditions are met, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Governing Documents include certain provisions that eliminate the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer in certain circumstances, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director and does not apply to officers if the officer has acted in bad faith, knowingly or intentionally violated the law or derived an improper benefit from his or her actions as a director or in the context of an action by or in the right of the Company.

The Certificate of Incorporation provides that the Company must indemnify the Company’s directors, and our Bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers, to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers, employees and agents for some liabilities. The Company believes that these indemnification and advancement provisions and the authority to carry insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Governing Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Preferred Stock

Our Board is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our Board may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our Common Stock and could dilute the voting rights of the holders of our Common Stock.

Prior to the issuance of shares of each series of preferred stock, the Board is required by the DGCL and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

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the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board;
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the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
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whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
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whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board may determine;

•
whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;
•
whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
•
whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;
•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights or priority, if any, of payment of shares of that series; and
•
any other relative rights, preferences and limitations of that series.

Once designated by our Board, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our Certificate of Incorporation, and any certificates of designation that our Board may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our Board has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Common Stock or preferred stock and may be issued in one or more series. Warrants may be offered independently or together with Common Stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•
the offering price and aggregate number of warrants offered;
•
the currency for which the warrants may be purchased;
•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•
the terms of any rights to redeem or call the warrants;
•
anti-dilution provisions of the warrants, if any;
•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•
the dates on which the right to exercise the warrants will commence and expire;
•
the manner in which the warrant agreements and warrants may be modified;
•
United States federal income tax consequences of holding or exercising the warrants;
•
the identities of the warrant agent and any calculation or other agent for the warrants;
•
any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted;
•
the terms of the securities issuable upon exercise of the warrants; and
•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by Delaware law.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8‑K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•
any unit agreement under which the units will be issued;
•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•
whether the units will be issued in fully registered or global form.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any Common Stock, preferred stock or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

•
to or through underwriters;
•
through broker-dealers (acting as agent or principal);
•
through agents;
•
directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;
•
through a combination of any such methods of sale; or
•
through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•
block transactions (which may involve crosses) and transactions on NYSE American or any other organized market where the securities may be traded;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;
•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

•
the name or names of any underwriters, if, and if required, any dealers or agents;
•
the purchase price of the securities and the proceeds we will receive from the sale;
•
any underwriting discounts and other items constituting underwriters’ compensation;
•
any discounts or concessions allowed or re-allowed or paid to dealers; and
•
any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•
a fixed price or prices, which may be changed;
•
market prices prevailing at the time of sale;
•
prices related to such prevailing market prices; or
•
negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the NYSE American, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Holland & Hart, Denver, Colorado.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.nuburu.net.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.nuburu.net. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8‑K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8‑K):

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025, as amended by Amendment No. 1 thereto, filed with the SEC on April 30, 2025;
•
our Current Reports on Form 8-K filed with the SEC on January 3, 2025, January 17, 2025, February 7, 2025, February 12, 2025, February 18, 2025, February 21, 2025, March 5, 2025, March 10, 2025, March 11, 2025, March 20, 2025, April 15, 2025, April 28, 2025 and May 5, 2025; and
•
the description of our common stock contained in our Form 8-A12B, filed with the Commission on October 11, 2022 (File No. 001-39489), amended and supplemented by the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025, and any amendment or report filed with the Commission for purposes of updating such description.

All reports and definitive proxy or information statements subsequently filed after the date of this initial registration statement and prior to effectiveness of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but excluding information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Nuburu, Inc.

Attn: Corporate Secretary

7442 S Tucson Way, Suite 130

Centennial, CO 80112

(720) 767-1400

You may also access the documents incorporated by reference in this prospectus through our website at www.nuburu.net. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

NUBURU, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the Securities being registered.

Amount to be Paid
SEC registration fees	$
FINRA filing fee		*
Printing fees and expenses		*
Transfer agent and registrar fees		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total	$

*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Our Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. We are incorporated under the laws of the State of Delaware. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director or officer of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The Delaware General Corporation Law (the “DGCL”) also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the Board in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Our amended and restated bylaws and restated certificate of incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law.

We maintain a policy of directors and officers liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

(a) Exhibits.

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

1.1**	Form of Underwriting Agreement.

2.1†	Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind Acquisition Corp., Compass Merger Sub, Inc. and Nuburu, Inc.	8-K	001-39489	2.1	August 8, 2022

3.1	Amended and Restated Bylaws of the Company	8-K	001-39489	3.2	September 9, 2020

3.2	Amendment to the Amended and Restated By Laws of Nuburu, Inc.	8-K	001-39489	3.1	November 12, 2024

3.3	Amended and Restated Certificate of Incorporation of the Company	8-K	001-39489	3.1	February 6, 2023

3.4	Amendment to the Amended and Restated Certificate of Incorporation of the Company	8-K	001-39489	3.1	June 13, 2024

3.5	Certificate of Designations of the Company	8-K	001-39489	3.3	February 6, 2023

4.1	Specimen Common Stock Certificate.	8-K	001-39489	4.1	February 6, 2023

4.2	Specimen Preferred Stock Certificate.	8-K	001-39489	4.2	February 6, 2023

4.3	Specimen Warrant Certificate.	S-1	333-248113	4.3	August 26, 2020

4.4	Warrant Agreement, dated as of September 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.	8-K	001-39489	4.1	September 9, 2020

4.5	Description of Registrant’s Securities.	10-K	001-39489	4.5	April 15, 2024

4.6**	Form of Certificate of Designations, Rights and Preferences for Preferred Stock

4.7**	Form of Warrant Agreement and Warrant Certificate

4.8**	Form of Unit Agreement and Unit

5.1**	Opinion of Holland & Hart LLP

23.1*	Consent of WithumSmith+Brown, PC

23.2**	Consent of Holland & Hart LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in Part II of this Registration Statement)

107*	Filing Fee Table

* Filed herewith

** To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

† Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S‑K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on May 9, 2025.

NUBURU, INC.

By:	/s/ Alessandro Zamboni
Name:	Alessandro Zamboni
Title:	Executive Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alessandro Zamboni with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Alessandro Zamboni	Executive Chairman	May 9, 2025
Alessandro Zamboni	(Principal Executive Officer)

/s/ Matteo Ricchebuono	Director	May 9, 2025
Matteo Ricchebuono

/s/ Shawn Taylor	Director	May 9, 2025
Shawn Taylor

/s/ Dario Barisoni	Director	May 9, 2025
Dario Barisoni